Exhibit 5.1
July 12, 2011
American Axle & Manufacturing Holdings, Inc.
American Axle & Manufacturing, Inc.
One Dauch Drive
Detroit, Michigan 48211
American Axle & Manufacturing Holdings, Inc.
American Axle & Manufacturing, Inc.
Registration Statement on Form S-3ASR
Ladies and Gentlemen:
     We have acted as counsel to American Axle & Manufacturing Holdings, Inc., a Delaware corporation (“Holdings”), and American Axle & Manufacturing, Inc., a Delaware corporation (“AAM, Inc.” and together with Holdings, the “Registrants”), in connection with the preparation and filing by the Registrants and AAM International Holdings, Inc., a Delaware corporation, AccuGear, Inc., a Delaware corporation, Colfor Manufacturing, Inc., a Delaware corporation, DieTronik, Inc, a Delaware corporation, MSP Industries Corporation, a Michigan corporation and Oxford Forge, Inc., a Delaware corporation (collectively, the “Subsidiary Guarantors,”) of a registration statement on Form S-3ASR (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), by the Registrants of (i) shares of Holdings’ common stock, par value $0.01 per share (“Common Stock”), (ii) shares of Holdings’ preferred stock, par value $.01 per share (“Holdings Preferred Stock”), (iii) shares of AAM, Inc.’s preferred stock, par value $.01 per share (“AAM, Inc. Preferred Stock” and together with the Holdings Preferred Stock, the “Preferred Stock”), (iv) debt securities of AAM, Inc. (“Debt Securities”), (v) guarantees of such Debt Securities by Holdings (“Guarantees”) or the Subsidiary Guarantors, (vi) warrants to purchase Debt Securities (the “Debt Warrants”), (vi) warrants to purchase Common Stock (the “Common Stock Warrants”) and (vii) shares of Common Stock underlying the Common Stock Warrants (the

“Warrant Shares”), in each case, as described in the prospectus forming a part of the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus (each supplement, a “Prospectus Supplement”) and as shall be designated by the Registrants at the time of the applicable offering. The Common Stock, the Preferred Stock, the Debt Securities, the Guarantees, the Debt Warrants and the Common Stock Warrants are hereinafter referred to, collectively, as the “Securities.”
     The Debt Securities and the Guarantees will be issued pursuant to an indenture (the “Indenture”) to be entered into between AAM, Inc., as issuer, Holdings, as guarantor, and the Subsidiary Guarantors and U.S. Bank National Association, as trustee (the “Trustee”), a form of which is filed as an exhibit to the Registration Statement. The Preferred Stock will be issued in one or more series and the relative powers, designations, preferences, rights and qualifications, limitations or restrictions of such Preferred Stock will be set forth in one or more certificates of designation (each, a “Certificate of Designation”). Each Certificate of Designation will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K incorporated in such Registration Statement by reference. The Debt Warrants will be issued pursuant to a warrant agreement (each, a “Debt Warrant Agreement”) to be entered into between AAM, Inc. and a bank or trust company, as warrant agent (each, a “Debt Warrant Agent”). The Common Stock Warrants will be issued pursuant to a warrant agreement (each, a “Common Stock Warrant Agreement”) to be entered into between Holdings and a bank or trust company, as warrant agent (each, a “Common Stock Warrant Agent”). Each Debt Warrant Agreement and Common Stock Warrant Agreement will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K incorporated in such Registration Statement by reference.
     In that connection, we have reviewed the originals, or copies identified to our satisfaction, of the Indenture, the Registration Statement, the Prospectus, the certificates of incorporation and by-laws of the Registrants, as amended, and such corporate records of the Registrants, certificates of public officials, officers of the Registrants and other persons, and other documents, agreements and instruments, as we have deemed necessary as a basis for the opinions expressed below. In our review, we have assumed the genuineness of all signatures, the authenticity of the originals of the documents submitted to us and the conformity to authentic originals of any documents submitted to us as copies. We have further assumed, as to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Registrants; and that the Indenture is the legal, valid and binding obligation of each party thereto, other than the Registrants, enforceable against each such party in accordance with its terms. We also have assumed that the execution, delivery and performance by the Registrants of the Indenture will be duly authorized by all necessary action (corporate or otherwise) and will not (a) contravene the certificates of incorporation or bylaws of the Registrants, (b) violate any law, rule or regulation applicable to the Registrants or (c) result in any conflict with or breach of any agreement or document binding on the Registrants, and that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Registrants of the Indenture or, if any such authorization, approval, consent, action, notice or filing is required, it has been or will be duly obtained, taken, given or made and is or will be in full force and effect.

     Our opinion set forth below is limited to the law of the State of New York and the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning any other law.
     Based upon the foregoing, and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:
          1. The Indenture, when duly executed and delivered by the Registrants, will constitute the legal, valid and binding obligation of the Registrants, enforceable against the Registrants in accordance with its terms.
          2. When (i) the Indenture has been duly executed and delivered by the Registrants, (ii) the final terms of the Debt Securities have been duly established and approved by AAM, Inc., (iii) the issuance and sale of the Debt Securities (including the Guarantees endorsed thereon) has been duly authorized by all necessary action (corporate or otherwise) and (iv) such Debt Securities (including the Guarantees endorsed thereon) have been duly executed by the Registrants and duly authenticated by the Trustee in accordance with the terms of the Indenture, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by AAM, Inc., the Debt Securities and the Guarantees endorsed thereon will constitute legal, valid and binding obligations of the Registrants, enforceable against the Registrants in accordance with their terms.
          3. When (i) the terms of issuance and sale of the shares of Common Stock have been duly approved by Holdings in conformity with Holdings’ certificate of incorporation and (ii) the shares of Common Stock are issued and delivered to the purchasers thereof against payment of the consideration therefor duly approved by Holdings (which shall not be less than the par value of the Common Stock), the shares of Common Stock, will be duly authorized, validly issued, fully paid and non-assessable.
          4. When (i) the terms of the Preferred Stock have been established and approved by either AAM, Inc. or Holdings, as the case may be, in conformity with the General Corporation Law of the State of Delaware and AAM, Inc.’s or Holdings’ respective certificates of incorporation, as applicable (ii) all corporate action necessary for the issuance and sale of the shares of Preferred Stock has been taken, including the adoption and filing of the Certificate of Designations relating thereto, and (iii) the shares of the Preferred Stock are issued and delivered to the purchasers thereof against payment of the consideration therefor duly approved by AAM, Inc. or Holdings, as the case may be, (which shall not be less than the par value of the Preferred Stock), the shares of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.
          5. When (i) the terms of the Common Stock Warrants have been established and approved by Holdings, (ii) all corporate action necessary for the issuance and sale of the Common Stock Warrants has been taken, including the adoption, (iii) the Common Stock Warrants or certificates representing the Common Stock Warrants have been duly executed by Holdings, and such certificates have been countersigned by the applicable Common Stock Warrant Agent in accordance with the applicable Common Warrant Agreement, and (iv) the Common Stock Warrants or certificates representing the Common Stock Warrants are issued and delivered to the purchasers thereof against payment of the consideration thereof duly approved by Holdings, the Common Stock Warrants will constitute valid and legally binding obligations of Holdings, entitled to the benefits of the applicable Common Warrant Agreement.
          6. When (i) the terms of the Debt Warrants have been established and approved by AAM, Inc., (ii) all corporate action necessary for the issuance and sale of the Debt Warrants has been taken, including the adoption and filing of a Debt Warrant Agreement relating thereto, (iii) the Debt Warrants or certificates representing the Debt Warrants have been duly executed by AAM, Inc., and such certificates have been countersigned by the applicable Debt Warrant Agent in accordance with the applicable Debt Warrant Agreement, and (iv) the Debt Warrants or certificates representing the Debt Warrants are issued and delivered to the purchasers thereof against payment of the consideration thereof duly approved by AAM, Inc., the Debt Warrants will constitute valid and legally binding obligations of AAM, Inc. entitled to the benefits of the applicable Debt Warrant Agreement.
          7. The Warrant Shares to be offered and issued by Holdings upon exercise of the Common Stock Warrants have been duly approved by Holdings in conformity with Holdings’ certificate of incorporation and, when issued by Holdings against payment in full of the consideration (which shall not be less than the par value of the Common Stock) and in accordance with the Common Stock Warrant, will be duly authorized, validly issued, fully paid and non-assessable.
     The opinions set forth above are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers) and (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law). Further, with respect to Securities denominated in a currency other than United States dollars, if any, we express no opinion as to whether a court would award a judgment in a currency other than United States dollars.
     We understand that this opinion is to be used in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Shearman & Sterling LLP

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